IDEX SERIES FUND
                ON BEHALF OF IDEX INTERNATIONAL EQUITY PORTFOLIO

                          INVESTMENT COUNSEL AGREEMENT

This Agreement is entered into as of February 1, 1997, between INTERSECURITIES, INC., a Delaware corporation (referred to herein as "ISI") and SCOTTISH EQUITABLE INVESTMENT MANAGEMENT LIMITED, a corporation incorporated in Scotland, United Kingdom (referred to herein as "Scottish Equitable").

WHEREAS, ISI entered into a Management and Investment Advisory Agreement (referred to herein as the "Advisory Agreement"), dated as of February 1, 1997, with IDEX Series Fund, a Massachusetts business trust (referred to herein as the "Fund") on behalf of the IDEX Series Fund International Equity Portfolio (the "Portfolio"), under which ISI has agreed, among other things, to act as investment adviser to the Fund;

WHEREAS, the Advisory Agreement provides that ISI may engage Scottish Equitable and GE Investment Management Incorporated, a Delaware corporation (referred to herein as "GE Investments") as co-sub-advisers to furnish investment information and advice to assist ISI in carrying out its responsibilities under the Advisory Agreement as investment adviser to the Portfolio;

WHEREAS, ISI has entered into an Investment Counsel Agreement with GE Investments regarding the services to be provided by GE Investments on behalf of the Portfolio, the terms of which are identical to the terms of this Agreement; and

WHEREAS, it is the purpose of this Agreement to express the mutual agreements of the parties hereto with respect to the services to be provided by Scottish Equitable to ISI and the terms and conditions under which such services will be rendered.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1. SERVICES OF SCOTTISH EQUITABLE. Scottish Equitable shall act as investment counsel to ISI. In this capacity, Scottish Equitable shall have the following responsibilities:

(a) to furnish continuous investment information, advice and recommendations to ISI as to the acquisition, holding or disposition of any or all of the securities or other assets which the Portfolio may own or contemplate acquiring from time to time;

(b) to cause its officers to attend meetings of ISI or the Fund and furnish oral or written reports, as ISI may reasonably require, in order to keep ISI and its officers and the Trustees of the Fund and appropriate officers of the Fund fully informed as to the condition of the investment portfolio of the Portfolio, the investment recommendations of Scottish Equitable, and the investment considerations which have given rise to those recommendations;

(c) to furnish such statistical and analytical information and reports as may reasonably be required by ISI from time to time;

(d)  to supervise the purchase and sale of securities; and

(e) to place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as Scottish Equitable may select in accordance with the specific authority granted to both ISI and Scottish Equitable under the terms of the Advisory Agreement with respect to the placement of brokerage.

2.  OBLIGATIONS  OF ISI.  ISI shall have the  following  obligations  under this
Agreement:

(a) to keep Scottish Equitable continuously and fully informed as to the composition of the Portfolio's investment portfolio and the nature of the Portfolio's assets and liabilities from time to time;


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(b)  to  furnish  Scottish  Equitable  with a  certified  copy of any  financial statement or report prepared for the Portfolio by certified or independent public accountants, and with copies of any financial statements or reports made by the Fund to its shareholders or to any governmental body or securities exchange;

(c) to furnish Scottish Equitable with copies of the Fund's Declaration of Trust, By-laws, and current registration statement and any amendments thereto applicable to the Portfolio, together with any further materials or information which Scottish Equitable may reasonably request to enable it to perform its functions under this Agreement; and

(d) to compensate Scottish Equitable for its services under this Agreement by the payment of fees equal to (i) 45% of the fees received by ISI pursuant to Section 6 of the Advisory Agreement for services rendered by ISI to the Portfolio during the term of this Agreement with respect to the amount of Portfolio assets managed by Scottish Equitable during such period, less
     (ii) 45% of any amount reimbursed to the Portfolio by ISI pursuant to the provisions of Section 8 of the Advisory Agreement with respect to the amount of Portfolio assets managed by Scottish Equitable during such period. In the event that this Agreement shall be effective for only part of a period to which any such fee received by ISI is attributable, then an appropriate proration of the fee that would have been payable hereunder if this Agreement had remained in effect until the end of such period shall be made, based on the number of calendar days in such period and the number of calendar days during the period in which this Agreement was in effect. The fees payable to Scottish Equitable hereunder shall be payable upon receipt by ISI from the Portfolio of fees payable to ISI under Section 6 of the Advisory Agreement. Any amount borne by Scottish Equitable pursuant to (ii) above in this paragraph constitutes an agreement between ISI and Scottish Equitable only for the first twelve months following commencement of the Portfolio's investment operations. The fee payable to Scottish Equitable pursuant to this paragraph will not be waived by Scottish Equitable or otherwise reduced by any waiver or expense limitation affecting the fee that is payable to ISI under the Advisory Agreement, except as may be mutually agreed to by Scottish Equitable and ISI. In no event will any amount to be borne by Scottish Equitable pursuant to (ii) above or pursuant to such further mutual agreement between Scottish Equitable and ISI exceed the amount of fee payable to Scottish Equitable pursuant to (i) above in this paragraph.

3. ALLOCATION OF TRANSACTIONS. On occasions when Scottish Equitable deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other clients of Scottish Equitable, Scottish Equitable, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Scottish Equitable in the manner Scottish Equitable considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

4. TREATMENT OF INVESTMENT ADVICE. Scottish Equitable shall supervise and direct the investment of Portfolio assets managed by it as set forth above consistent with the Fund's Declaration of Trust and the Portfolio's investment objectives and policies adopted and declared by the Board of Trustees and stated in the Portfolio's current Prospectus; provided, however, that ISI may direct Scottish Equitable to furnish its investment information, advice and recommendations directly to ISI or to the officers or Trustees of the Fund.

5. SERVICES TO OTHER CLIENTS. Nothing contained in this Agreement shall limit or restrict (i) the freedom of Scottish Equitable, or any affiliated person thereof, to render investment advisory, management and corporate administrative services to any other investment companies, to act as an investment adviser, investment manager or investment counselor to any other persons, firms or corporations, or to engage in any other business activities, or (ii) the right of any director, officer or employee of Scottish Equitable, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

6. REPRESENTATIONS AND WARRANTIES OF SCOTTISH EQUITABLE. Scottish Equitable represents, warrants and agrees as


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follows: Scottish Equitable (i) is registered as an investment adviser under the
Investment Advisers Act of 1940 ("Advisers Act") and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify ISI of the occurrence of any event that would disqualify Scottish Equitable from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

7. REPRESENTATIONS AND WARRANTIES OF ISI. ISI represents, warrants and agrees as follows: ISI (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by the Advisory Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by the Advisory Agreement;
(iv) has the authority to enter into and perform the services contemplated by the Advisory Agreement and has the authority to enter into this Agreement; (v) will promptly notify Scottish Equitable of the occurrence of any event that would disqualify ISI from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (vi) will notify Scottish Equitable, to the extent possible, within a reasonable period of time prior to any termination of this Agreement pursuant to Section 10 which arises from a termination of the Advisory Agreement (including any termination by assignment resulting from a foreseeable change in control of ISI that is a matter of public information).

8. PURCHASES BY AFFILIATES. Neither Scottish Equitable nor any of its officers or directors shall take a long or short position in the securities issued by the Fund. This prohibition, however, shall not prevent the purchase from the Fund of shares issued by the Fund by the officers and directors of Scottish Equitable (or deferred benefit plans established for their benefit) at the current price available to the public, or at such price with reductions in sales charge as may be permitted in the Fund's current prospectus in accordance with Section 22(d) of the Investment Company Act of 1940.

9. LIABILITY OF SCOTTISH EQUITABLE. Scottish Equitable may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the Investment Company Act of 1940, neither Scottish Equitable nor its officers, directors, employees or agents shall be subject to any liability to the Fund or any shareholders of the Fund for any error of judgment, mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with or arising out of any service to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement. ISI agrees to indemnify Scottish Equitable, its officers and directors, and any person who controls it within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") for any loss or expense (including attorneys' fees) arising out of any claim, demand, action or suit in the event that Scottish Equitable has been found to be without fault and ISI or any person who controls ISI within the meaning of Section 15 of the 1933 Act has been found at fault (i) by the final judgment of a court of competent jurisdiction or (ii) in any order of settlement of any claim, demand, action or suit that has been approved by the Board of Directors of ISI or such other controlling person. Scottish Equitable agrees to indemnify ISI, its officers and trustees, and any person who controls ISI within the meaning of Section 15 of the 1933 Act for any loss or expense (including attorneys' fees) arising out of any claim, demand, action or suit in the event that ISI has been found to be without fault and Scottish Equitable or any person who controls Scottish Equitable within the meaning of Section 15 of the 1933 Act has been found at fault (i) by the final judgment of a court of competent jurisdiction or (ii) in any order of settlement of any claim, demand, action or suit that has been approved by the Board of Directors of Scottish Equitable or such other controlling person.

10. COMPLIANCE WITH LAWS. Scottish Equitable represents that it is, and will continue to be throughout the term of this Agreement, an investment adviser registered under all applicable federal and state laws. In all matters relating to


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the  performance of this  Agreement,  Scottish  Equitable will act in conformity with the Fund's Declaration of Trust, Bylaws, and current registration statement applicable to the Portfolio as it may be supplemented from time to time and with the instructions and direction of ISI and the Fund's Trustees, and will conform to and comply with the Investment Company Act of 1940, as amended (the "1940 Act") and all other applicable federal or state laws and regulations.

11. TERMINATION. This Agreement shall terminate automatically upon the termination of the Advisory Agreement. This Agreement may be terminated at any time, without penalty, by ISI or by the Fund by giving 60 days' written notice of such termination to Scottish Equitable at its principal place of business, provided that such termination is approved by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the Fund. This Agreement may be terminated at any time by Scottish Equitable by giving 60 days' written notice of such termination to the Fund and ISI at their respective principal places of business.

12. ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment (as that term is defined in Section 2(a)(4) and the rules thereunder of the 1940 Act) of this Agreement.

13. TERM. This Agreement shall continue in effect, unless sooner terminated in accordance with its terms, for an initial term ending April 22, 1998, and shall continue in effect from year to year thereafter only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees of the Fund who are not parties hereto or interested persons (as the term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Trustees of the Fund or the affirmative vote of a majority of the outstanding voting securities of the Fund (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

14. AMENDMENTS. This Agreement may be amended by an instrument in writing signed by the party against which enforcement of the amendment is sought. No amendment shall be effective until it is approved by the affirmative vote of a majority of the outstanding voting securities of the Portfolio (as that phrase is defined in Section 2(a)(42) of the 1940 Act) and by the vote of a majority of the Trustees of the Fund who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

15. PRIOR AGREEMENTS. This Agreement supersedes all prior agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ATTEST:                                 SCOTTISH EQUITABLE INVESTMENT
                                        MANAGEMENT LIMITED


/S/                                        /S/
                                        BY:
Secretary                               Title:



ATTEST:                                 INTERSECURITIES, INC.



/S/                                     BY:/S/
William H. Geiger                          G. John Hurley
Secretary                                  President and Chief Executive Officer




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           INVESTMENT COUNSEL AGREEMENT BETWEEN INTERSECURITIES, INC.
                                       AND
                SCOTTISH EQUITABLE INVESTMENT MANAGEMENT LIMITED


ADDITIONAL INFORMATION

CONTENTS OF TERMS OF BUSINESS LETTER

1. InterSecurities, Inc. ("ISI") is a non-private customer.

2. Scottish Equitable Investment Management Limited ("Scottish Equitable") is a member of IMRO and is regulated in the conduct of its investment business by IMRO.

3. The Investment Counsel Agreement sets out the nature of the services which Scottish Equitable will provide.

4. Clause 2 of the Investment Counsel Agreement sets out the basis of remuneration to be paid to Scottish Equitable.

5. The preamble and Clause 9 of the Investment Counsel Agreement specify how the agreement is to enter into force.

6. Clause 7 of the Investment Counsel Agreement specifies how the agreement may be terminated. Any termination will be without prejudice to the completion of advice for transactions already initiated. In respect of transactions in progress at the date of termination, Scottish Equitable shall take all steps to effect the satisfactory conclusion to such transactions and ISI undertakes to pay reasonable fees and expenses in connection with Scottish Equitable so acting. Termination will not affect any rights intended to survive and will be without penalty, as provided for in Clause 7 of the Investment Counsel Agreement.

7. In respect of any complaints arising in respect of the duties to be carried out by Scottish Equitable, ISI should, initially, give written notification to Scottish Equitable with a copy to the Compliance Manager C/o Scottish Equitable.

ISI should note that it also has a right of complaint direct to the Investment Ombudsman.

8. Scottish Equitable is not granted authority to hold client money.

9. Scottish Equitable may from time to time advise on Contingent Liability Transactions, on the basis of the provisions governing the investment of the Portfolio applicable from time to time.




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                                GLOSSARY OF TERMS


"Contingent Liability Transactions" means a derivatives transaction under the terms of which there may be a liability to make further payments (other than charges, and whether or not secured by margin) when the transaction fails to be completed or upon the earlier closing out of the position.

"Investment Ombudsman" means the person appointed by IMRO for the purpose of the ombudsman memorandum to consider complaints through investigation and, where appropriate, adjudication.











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